Exhibit 99.1
 GBT Travel Services UK Limited (GBT UK) and its authorized sublicensees (including Ovation Travel Group and Egencia) use certain trademarks and service marks of American Express Company or its subsidiaries (American Express) in the “American Express Global Business Travel” and “American Express Meetings & Events” brands and in connection with its business for permitted uses only under a limited license from American Express (Licensed Marks). The Licensed Marks are trademarks or service marks of, and the property of, American Express. GBT UK is a subsidiary of Global Business Travel Group, Inc. (NYSE: GBTG). American Express holds a minority interest in GBTG, which operates as a separate company from American Express.  MIP Option Exchange Program Legacy MIP and BCA Grants  MIP/BCA PARTICIPANT CALL  November 23 , 2022

 Executive Summary  GBT Travel Services UK Limited (GBT UK) and its authorized sublicensees (including Ovation Travel Group and Egencia) use certain trademarks and service marks of American Express Company or its subsidiaries (American Express) in the “American Express Global Business Travel” and “American Express Meetings & Events” brands and in connection with its business for permitted uses only under a limited license from American Express (Licensed Marks). The Licensed Marks are trademarks or service marks of, and the property of, American Express. GBT UK is a subsidiary of Global Business Travel Group, Inc. (NYSE: GBTG). American Express holds a minority interest in GBTG, which operates as a separate company from American Express.  2  › Global Business Travel Group, Inc. (the “Company”) maintains long-term incentive programs that are designed to retain key talent, reward business performance and drive stockholder value  › Given where the share price is today, there is little to no near-term liquidity in the outstanding options granted under the GBTG Management Incentive Plan (the “MIP”), including options granted prior to December 2, 2021 (“Legacy Options”) and options granted on December 2, 2021 (“BCA Options”)  › Based on the closing price of our Class A common stock (“Common Stock”) on November 16, 2022 of $4.44, all Legacy Options and all BCA Options are underwater  › The Company’s Board of Directors (the “Board”) recognizes that the Company’s management team, despite the economic headwinds and unprecedented events of the last two years, has delivered on our strategic priorities  › Retention and motivation of the management team is a priority for the Company. The Board has therefore approved a plan which is intended to deliver meaningful retention value to the option holders and to drive future stockholder value creation  › A preliminary proxy statement was publicly filed on November 21, 2022 and outlines a proposed program (the “MIP Option Exchange Program”) to exchange the Legacy Options and / or BCA Options for new restricted stock units (“New RSUs”)  › We intend to conduct a special meeting of our stockholders to approve the MIP Option Exchange Program

 MIP Option Exchange Program – Overview  GBT Travel Services UK Limited (GBT UK) and its authorized sublicensees (including Ovation Travel Group and Egencia) use certain trademarks and service marks of American Express Company or its subsidiaries (American Express) in the “American Express Global Business Travel” and “American Express Meetings & Events” brands and in connection with its business for permitted uses only under a limited license from American Express (Licensed Marks). The Licensed Marks are trademarks or service marks of, and the property of, American Express. GBT UK is a subsidiary of Global Business Travel Group, Inc. (NYSE: GBTG). American Express holds a minority interest in GBTG, which operates as a separate company from American Express.  2  › The Company intends to implement the MIP Option Exchange Program by conducting a tender offer (the “Tender Offer”), which is currently intended to be launched in December  › If the MIP Option Exchange Program is not approved by the Company’s stockholders at the special meeting, the Tender  Offer will be cancelled  › The Tender Offer would permit active employees (who have not given or received notice of termination) to elect to surrender all of their underwater Legacy Options and/or all of their underwater BCA Options, which would be cancelled and exchanged for new restricted stock units (“New RSUs”) that relate to shares of Common Stock in the following amounts:  Legacy Options: New RSUs with a value equal to the product of (a) the participant’s 2022 target LTI level, (b) the number of years between (and including) the vesting commencement date of their first Legacy Option grant and the fiscal year ended immediately prior to their first cash LTIP grant, and (c) 50%. This will be converted into a number of RSUs by dividing the value by the higher of (i) $5.00 or (ii) the closing price of Common Stock on the expiration date of the Tender Offer (the “Closing Date”)  BCA Options: New RSUs with a value equal to the product of (a) the participant’s 2022 target LTI level (generally) and (b) 50%. This will be converted into a number of RSUs by dividing the value by the higher of (i) $5.00 or (ii) the closing price of Common Stock on the Closing Date  › The specific value of New RSUs an individual will be eligible to receive will be individually communicated

 MIP Option Exchange Program – Continued  GBT Travel Services UK Limited (GBT UK) and its authorized sublicensees (including Ovation Travel Group and Egencia) use certain trademarks and service marks of American Express Company or its subsidiaries (American Express) in the “American Express Global Business Travel” and “American Express Meetings & Events” brands and in connection with its business for permitted uses only under a limited license from American Express (Licensed Marks). The Licensed Marks are trademarks or service marks of, and the property of, American Express. GBT UK is a subsidiary of Global Business Travel Group, Inc. (NYSE: GBTG). American Express holds a minority interest in GBTG, which operates as a separate company from American Express.  2  › Exchange eligibility is dependent upon the tendered awards being underwater; underwater for this purpose means that the exercise price is equal to or higher than the closing price of a share of Common Stock on the Closing Date  As required by applicable tax law, the Company will calculate the intrinsic value of any option that is in-the-money as of the expiration of the Tender Offer, based on the closing price of Common Stock on the Closing Date less the applicable exercise price (without regard to taxes), and the intrinsic value will be deducted from the value to be exchanged in New RSUs as part of the Tender Offer, with the in-the- money option offsetting either the Legacy Option exchange value or the BCA Option exchange value as applicable depending on whether the option is a Legacy Option or a BCA Option  - For example, if $100,000 in New RSUs is the targeted value for an exchange of Legacy Options, and at the expiration of Tender Offer there is $10K of intrinsic value for a single Legacy Option grant, the targeted New RSU value for the Legacy Option exchange will be reduced by $10K  › The Tender Offer must be held open for at least twenty (20) business days (subject to potential extensions for material changes) from the date of launch  › The Offer is an all or nothing exchange (i.e., those that elect to exchange Legacy Options must surrender all underwater Legacy Options, and those that elect to exchange BCA Options must surrender all underwater BCA Options; however, participants can elect to exchange either their Legacy Options or their BCA Options, or both)  › Participants have the flexibility to make the decision that best meets their financial needs and risk profile

 Legacy MIP Participants:  GBT Travel Services UK Limited (GBT UK) and its authorized sublicensees (including Ovation Travel Group and Egencia) use certain trademarks and service marks of American Express Company or its subsidiaries (American Express) in the “American Express Global Business Travel” and “American Express Meetings & Events” brands and in connection with its business for permitted uses only under a limited license from American Express (Licensed Marks). The Licensed Marks are trademarks or service marks of, and the property of, American Express. GBT UK is a subsidiary of Global Business Travel Group, Inc. (NYSE: GBTG). American Express holds a minority interest in GBTG, which operates as a separate company from American Express.  2  Background: The expected value of Legacy Options was intended to cover multiple years of compensation for participants – value that at today’s share price is not being delivered  › Legacy Options were first granted in 2015, and for the longest tenured participants, covered six years of compensation  (fiscal 2014 through fiscal 2019, based on grant years and vesting commencement dates)  › In 2020, executives began participating in the cash LTIP (for fiscal years 2020 and 2021). The cash LTIP we believe has provided effective long-term compensation for these years and therefore has been excluded from the exchange calculation  Participant Offer: Eligible employees may opt to exchange Legacy Options for RSUs based on the current LTIP  targets multiplied by the number of years previously covered by MIP awards, with a 50% discount  › New RSUs will be subject to three-year service-based vesting, one-third per year on each anniversary of the grant date (and otherwise subject to the same terms and conditions as the current GBTG RSUs); the grant date will be the Closing Date which, subject to relevant approvals, is currently expected to be January 2023  › 2022 LTIP targets have been used as a proxy for Legacy Option value during the years of past service  See the examples that follow in this presentation for an illustration of how this formula applies to Legacy Options

 BCA Option Participants:  GBT Travel Services UK Limited (GBT UK) and its authorized sublicensees (including Ovation Travel Group and Egencia) use certain trademarks and service marks of American Express Company or its subsidiaries (American Express) in the “American Express Global Business Travel” and “American Express Meetings & Events” brands and in connection with its business for permitted uses only under a limited license from American Express (Licensed Marks). The Licensed Marks are trademarks or service marks of, and the property of, American Express. GBT UK is a subsidiary of Global Business Travel Group, Inc. (NYSE: GBTG). American Express holds a minority interest in GBTG, which operates as a separate company from American Express.  2  Background: In December 2021, BCA Option grants were made to align executives' interests with the BCA price ($10.03)  › These BCA Option grants reflected the FY2022 annual grants which were pulled forward ahead of BCA closing  › Although the options have significant life left in the term, they are significantly underwater considering today’s stock price  Participant Offer: Eligible employees may elect to exchange BCA Options for RSUs based on 50% of the employee’s 2022 LTI target (generally)  › New RSUs will be subject to three-year service-based vesting, one-third per year on each anniversary of the grant date (and otherwise subject to the same terms and conditions as the current GBTG RSUs); the grant date will be the Closing Date, which, subject to relevant approvals, is currently expected to be January 2023

Illustrative Legacy Option Example: Chris Smith*

- **Chris is a tenured GBT employee**
- **Chris received a Legacy Option grant with a vesting commencement date in 2014**
- **Chris participated in the Cash LTIP program in 2020 and 2021**
- **Six years elapsed between Chris's first Option grant and the cash LTIP award in 2020**
- **Chris's 2022 LTIP target is $215,000**
- **If Chris elects to surrender their Legacy Options, they would receive an RSU grant as illustrated below**
- **The example below assumes the exchange occurs on November 16, 2022 when the closing stock price was $4.44**

2022 LTIP Target X # of years covered by MIP X 50% discount / higher of $5.00 or closing stock price:
$215,000 X 6 years = $1,290,000 X 50% = $645,000 divided by $5.00 = 129,000 RSUs

Vesting Schedule		Jan 2024	Jan 2025	Jan 2026
MIP Exchange RSU Award	RSUs	43,000	43,000	43,000
129,000 RSUs over three years				
Hypothetical RSU Value (units x $5 stock price)		$215,000	$215,000	$215,000

* Chris Smith is a fictional person used for illustrative purposes only

GBT Travel Services UK Limited (GBT UK) and its authorized sublicensees (including Ovation Travel Group and Egencia) use certain trademarks and service marks of American Express Company or its subsidiaries (American Express) in the "American Express Global Business Travel" and "American Express Meetings & Events" brands and in connection with its business for permitted uses only under a limited license from American Express (Licensed Marks). The Licensed Marks are trademarks or service marks of, and the property of, American Express. GBT UK is a subsidiary of Global Business Travel Group, Inc. (NYSE: GBTG). American Express holds a minority interest in GBTG, which operates as a separate company from American Express.

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Illustrative Legacy Option Example: Pat Jones*

- **Pat joined GBT in 2017**
- **Pat received a Legacy Option grant in 2017**
- **Pat participated in the Cash LTIP program in 2020 and 2021**
- **Three years elapsed between Pat's first Option grant and the cash LTIP award in 2020**
- **Pat's 2022 LTIP target is $215,000**
- **If Pat elects to surrender their Legacy Options, they would receive an RSU grant as illustrated below**
- **The example below assumes the exchange occurs on November 16, 2022 when the closing stock price was $4.44**

2022 LTIP Target X # of years covered by MIP X 50% discount / higher of $5.00 or closing stock price:
$215,000 X 3 years = $645,000 X 50% = $322,500 divided by $5.00 = 64,500 RSUs

Vesting Schedule		Jan 2024	Jan 2025	Jan 2026
MIP Exchange RSU Award	RSUs	21,500	21,500	21,500
64,500 RSUs over three years				
Hypothetical RSU Value (units x $5 stock price)		$107,500	$107,500	$107,500

* Pat Jones is a fictional person used for illustrative purposes only

GBT Travel Services UK Limited (GBT UK) and its authorized sublicensees (including Ovation Travel Group and Egencia) use certain trademarks and service marks of American Express Company or its subsidiaries (American Express) in the "American Express Global Business Travel" and "American Express Meetings & Events" brands and in connection with its business for permitted uses only under a limited license from American Express (Licensed Marks). The Licensed Marks are trademarks or service marks of, and the property of, American Express. GBT UK is a subsidiary of Global Business Travel Group, Inc. (NYSE: GBTG). American Express holds a minority interest in GBTG, which operates as a separate company from American Express.

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Illustrative BCA Option Example: Dale Anderson*

- Dale joined GBT in 2019 and is a GLT member
- In December 2021, Dale received BCA Options
- Dale's 2022 LTIP target is $275,000
- If Dale elects to surrender their BCA Options, they would receive an RSU grant as illustrated below
- The example below assumes the exchange occurs on November 16, 2022 when the closing stock price was $4.44

2022 LTIP Target X 50% discount / higher of $5.00 or closing stock price:
$275,000 X 50% = $137,500 divided by $5.00 = 27,500 RSUs

Vesting Schedule		Jan 2024	Jan 2025	Jan 2026
BCA Exchange RSU Award				
27,500 RSUs over three years	RSUs	9,167	9,167	9,166
	Hypothetical RSU Value (units x $5 stock price)	$45,835	$45,835	$45,830

* Dale Anderson is a fictional person used for illustrative purposes only

GBT Travel Services UK Limited (GBT UK) and its authorized sublicensees (including Ovation Travel Group and Egencia) use certain trademarks and service marks of American Express Company or its subsidiaries (American Express) in the "American Express Global Business Travel" and "American Express Meetings & Events" brands and in connection with its business for permitted uses only under a limited license from American Express (Licensed Marks). The Licensed Marks are trademarks or service marks of, and the property of, American Express. GBT UK is a subsidiary of Global Business Travel Group, Inc. (NYSE: GBTG). American Express holds a minority interest in GBTG, which operates as a separate company from American Express.

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Next Steps  GBT Travel Services UK Limited (GBT UK) and its authorized sublicensees (including Ovation Travel Group and Egencia) use certain trademarks and service marks of American Express Company or its subsidiaries (American Express) in the “American Express Global Business Travel” and “American Express Meetings & Events” brands and in connection with its business for permitted uses only under a limited license from American Express (Licensed Marks). The Licensed Marks are trademarks or service marks of, and the property of, American Express. GBT UK is a subsidiary of Global Business Travel Group, Inc. (NYSE: GBTG). American Express holds a minority interest in GBTG, which operates as a separate company from American Express.  10  › The Tender Offer is currently intended to be launched in December. If the MIP Option Exchange Program is not approved by the Company’s stockholders at the special meeting, the Tender Offer will be cancelled.  › Participants will receive email communications from the Company and / or its agent which will set forth the process for making elections and participating in the exchange.  › The Tender Offer must be held open for at least twenty (20) business days (subject to potential extensions for material changes) from the date of launch.  › The Tender Offer is currently anticipated to close in January 2023.  › Questions?

 Cautionary Note Regarding Forward-Looking Statements  Certain statements made in this communication are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Exchange Act of 1934, as amended, and the United States Private Securities Litigation Reform Act of 1995 (as such statements relate to the preliminary proxy statement, the Proxy Statement and the Special Meeting). “Forward-looking statements” made in connection with the tender offer related to the option exchange program are not within the safe harbors provided by the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements provide our current expectations or forecasts of future events. Forward- looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words such as “estimates,” “projected,” “expects,” “estimated,” “anticipates,” “suggests,” “projects,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “could,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward- looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of the parties, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: (1) changes to projected financial information or our ability to achieve our anticipated growth rate and execute on market opportunities; (2) our ability to maintain our existing relationships with customers and suppliers and to compete with existing and new competitors in existing and new markets and offerings; (3) various conflicts of interest that could arise among us, affiliates and investors; (4) our success in retaining or recruiting, or changes required in, our officers, key employees or directors; (5) intense competition and competitive pressures from other companies in the industry in which we operate; (6) factors relating to our business, operations and financial performance, including market conditions and global and economic factors beyond our control; (7) the impact of the COVID-19 pandemic, Russia’s invasion of Ukraine and related changes in base interest rates, inflation and significant market volatility on our business, the travel industry, travel trends and the global economy generally; (8) the sufficiency of our cash, cash equivalents and investments to meet our liquidity needs; (9) the effect of a prolonged or substantial decrease in global travel on the global travel industry; (10) political, social and macroeconomic conditions (including the widespread adoption of teleconference and virtual meeting technologies which could reduce the number of in person business meetings and demand for travel and our services); (11) the effect of legal, tax and regulatory changes; and (12) other factors that will be detailed in a Schedule TO (if and when filed).  The forward-looking statements contained in this communication are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in our forward-looking statements. We undertake no obligation to update or revise any forward- looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.  11

 Participants in the Solicitation  Global Business Travel Group, Inc. (the “Company”), its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Company’s special meeting of stockholders (the “Special Meeting”). On November 21, 2022, the Company filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Special Meeting. Prior to the Special Meeting, the Company will furnish a definitive proxy statement to its stockholders (the “Proxy Statement”). Additional information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of proxies to the Company’s stockholders, and their direct or indirect interests, by security holdings or otherwise, is set forth in the preliminary proxy statement for the Special Meeting and will be set forth in the Proxy Statement and other materials, if any, to be filed with the SEC in connection with the Special Meeting.  No Offer or Solicitation  This communication is for informational purposes only and is not intended to, and does not, constitute an offer to exchange nor the solicitation of an offer to exchange any securities or any proxy, vote or approval. The option exchange program described in the preliminary proxy statement has not yet commenced and even if approved by the stockholders, the Company may determine not to implement the program, or we may delay, amend or terminate the program once it is in progress. For example, if our stock price increases significantly, we may reassess the advisability of implementing the option exchange program. While the terms of the option exchange program are expected to conform to the material terms described in the preliminary proxy statement filed with the SEC, we may find it necessary or appropriate to change the terms of the option exchange program to take into account our administrative needs, accounting rules, company policy decisions or to comply with any comments we receive from the SEC. Persons who are eligible to participate in any such program should read the Schedule TO and other related materials when and if those materials become available because they will contain important information about the option exchange program and the related tender offer. The Company will file the Schedule TO with the SEC upon the commencement of any such tender offer.  STOCKHOLDERS AND OPTION HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS, INCLUDING A SCHEDULE TO, THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY IN THEIR ENTIRETY (IF AND WHEN THEY BECOME AVAILABLE) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Additional Information and Where to Find It  The Company’s stockholders and option holders will be able to obtain, free of charge, copies of the Proxy Statement, any amendments or supplements thereto and any other documents when filed by the Company with the SEC in connection with the Special Meeting, and the Schedule TO or any related documents at the SEC’s website (http://www.sec.gov), at the Company’s website (http://www.amexglobalbusinesstravel.com) or by contacting the Company by phone at (480) 909-1740 or by mail at Global Business Travel Group, Inc., 666 3rd Avenue, 4th Floor, New York, New York 10017, Attention: Corporate Secretary. NEITHER THE SEC NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THIS COMMUNICATION, PASSED UPON THE MERITS OR FAIRNESS OF THE PROPOSED TRANSACTION OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS COMMUNICATION. ANY  REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.  12